Exhibit 99.1

BYRNA TECHNOLOGIES ANNOUNCES PRELIMINARY THIRD QUARTER REVENUES AND RAISES FULL YEAR REVENUE GUIDANCE

Reminder: Analyst Day Today at 10:00am EST

ANDOVER, MA – September 9, 2021 - Byrna Technologies Inc. (NASDAQ: BYRN) (“Byrna” or “the Company”) today announced preliminary revenue expectations for its fiscal third quarter ended August 31, 2021, and raised and tightened full year revenue guidance to $40 to $42 million for fiscal year 2021 ending November 30.

These announcements were made in advance of Byrna’s Analyst Day which, as previously announced, is taking place today at 10:00 am ET.

Q3 2021 Revenues Expected to More Than Double From Q3 2020

The Company preliminarily expects to report revenues for the third quarter of fiscal 2021 of approximately $8.7 million including a $0.3 million one-time unfavorable accounting adjustment related to an internal audit of the Company’s third-party merchant services account. The adjustment does not affect year to date sales.

The expected $8.7 million represents an increase of 107% from revenues of $4.2 million in the third quarter of fiscal 2020. Excluding the one-time adjustment, sales for the third quarter are expected to be approximately $9.0 million, which would bring sales for the first three quarters of 2021 to approximately $31 million. This would represent a 463% increase over the $5.5 million in reported revenues for the same period in 2020.

This anticipated increase was driven primarily by higher e-commerce sales (excluding sales associated with the Amazon e-commerce sales platform, which launched at the very end of Q3 FY 2021), increased dealer / distributor sales, higher international sales, and higher sales to law enforcement.

Increases Full Year Revenue Guidance

For the fiscal year 2021 ending November 30, Byrna is raising and tightening the range of its revenue guidance to $40 - $42 million, up from prior revenue guidance of $38 - $41 million and reflecting year-over-year growth of approximately 146% at the mid-point of the range. The increase in guidance is based on the Company's current order flow, and the growth expected from: (1) the recent and planned introduction of new products; (2) e-commerce sales via a dedicated Amazon store that kicked off in late August 2021; (3) anticipated increases in domestic and international dealer sales; and (4) broader brand awareness among consumers.

As previously announced, gross profit margin is expected to moderate in the third quarter of fiscal 2021 due to the projected increase in lower margin domestic and international dealer sales. In the fourth quarter, however, gross margin is expected to tick back up as a result of the planned introduction of new higher margin products including the recent launch of the Byrna SD, and planned launches of the Byrna LE and the shoulder-fired launchers acquired in the Mission acquisition.

Bryan Ganz, CEO of Byrna, stated, “Our expected strong revenue performance in the third quarter and improved full year outlook reflect Byrna’s expanded portfolio of non-lethal personal security products, an elevated brand profile, and ongoing investments designed to advance our long-term growth strategy. We are committed to developing the leading personal safety lifestyle brand and providing the products necessary to allow our customers to Live Safe™. We look forward to discussing the many facets of Byrna’s growth strategy at our Analyst Day.”

The above information reflects preliminary estimates with respect to Byrna’s fiscal 2021 third quarter revenues and full year 2021 outlook, based on currently available information. The preliminary financial results and other information provided above are subject to the completion of Byrna’s audit processes, final adjustments (if any), and any other developments that may arise between now and the time the financial results for the third quarter of fiscal 2021 and the full year 2021 are finalized. As a result, the preliminary financial results and other information provided herein may materially differ from the final, actual results. Byrna intends to release final information regarding its fiscal 2021 third quarter financial results on or about October 8, 2021.

Analyst Day Webcast Details

Byrna Technologies will host an Analyst Day this morning beginning at 10:00 am ET and running approximately two hours. A link to the live webcast and presentation materials, as well as a replay of the event, will be available on Byrna’s investor relations website at ir.byrna.com.  Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 30 days after the call at Byrna Technologies’ website.

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store http://www.byrna.com or http://www.amazon.com.

Forward Looking Information

This news release contains “forward-looking statements” within the meaning of U.S. securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Such statements include our anticipated results for the third quarter of fiscal 2021 and full year fiscal 2021, and their associated drivers. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “projects,” “intends,” “anticipates” and “believes” and statements that certain actions, events or results “may,” “could,” “would,” “should,” “might,” “occur” or “be achieved” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied. Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release including our successful transition to managing production and sales of multiple products, our successful execution of plans to enter into new and potentially higher volume distribution channels, market response to our existing and new products, our competitors’ introduction of new products or execution of competing marketing strategies, the timing and success of our introduction of new products, supply chain or manufacturing interruptions due to the pandemic or otherwise that could negatively impact our production and sales processes, each of which could negatively impact projected revenues. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K, Item 1A Risk Factors in our most recent Form 10-Q, and subsequent filings with the Securities and Exchange Commission (“SEC”), should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Devin Sullivan 212 836-9608 dsullivan@equityny.com Ilana Portner 215-906-7380 iportner@equtiyny.com